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                                                                    EXHIBIT 99.1

On September 15, 2004, Swift Millions Limited, a subsidiary of Man Sang Holdings, Inc., completed the sale of an office building located at 8/F., Harcourt House, No. 39 Gloucester Road, Wanchai, Hong Kong for a total consideration of approximately HK$71.6 million.

The property was acquired at a consideration of approximately HK$38.2 million on August 15, 2003 and was leased to a tenant at a monthly rental of HK$195,000. The property was sold subject to existing tenancy.

The proceeds of sale will be utilized as general working capital.